EXHIBIT 10.12

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”), made and entered into as of the 1st day of March, 2006 (the “Effective Date”), by and between AMS Health Sciences, Inc. (the “Company”), and TVC, Inc. (the “Consultant”).

W I T N E S S E T H:

WHEREAS, the Consultant is the employer of John W. Hail (“Hail”) and as Consultant’s employee and otherwise, Hail has engaged in the business of and developed extensive professional credentials in the area of marketing and promotion and is recognized for his skills and considerable knowledge of network marketing;

WHEREAS, the Company desires to utilize Hail’s marketing skills to develop and expand the Company’s strategy and network; and

WHEREAS, the Company agrees to engage the Consultant as a consultant and advisor and the Consultant agrees to accept such engagement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein, the parties hereby agree as follows:

1. Consulting Period. The initial term of this Agreement shall commence on the Effective Date and shall continue until August 31, 2006 (the “Consulting Period”) unless terminated earlier as provided herein. Thereafter, this Agreement may be renewed for any number of additional, successive terms of six (6) months by mutual agreement between the parties. Such renewal(s) must be in writing signed by Company’s Chief Executive Officer on behalf of the Company and Consultant. Unless the written renewal provides otherwise, the terms and conditions of the parties’ agreement will be as set forth in this Agreement.

2. Consulting Engagement. Effective March 1, 2006, the Company agrees to and shall engage Consultant as a consultant and advisor and the Consultant agrees to accept such engagement for the Consulting Period and upon the terms and conditions set forth herein. Although the Consultant shall have the discretion to provide the services in any manner it otherwise determines, it is a specific requirement of the Company that the duties described herein shall be performed by Hail and by no other employee or contractor of the Consultant. During the Consulting Period (and any renewal(s) thereof), the Consultant will require Hail to devote himself to his duties under this Agreement and to give the Company the benefit of his knowledge and experience and to use his best efforts to further the interests of the Company.

3. Duties. During the Consulting Period (and any renewal(s) thereof), Consultant, through Hail, shall render such services of an advisory or consultive nature and promote the name and goodwill of the Company as the Company may reasonably request. Specifically, the Consultant, through Hail, shall develop a worldwide marketing and training program to market the Company’s strategy and expertise. Hail’s duties are more specifically described in Exhibit A, attached. Consultant, including its employee Hail, shall exclusively represent the Company in the area of network marketing except as provided herein. During the Consulting Period (and any renewal(s) thereof), Consultant shall not provide consulting services nor permit Hail to be employed by or provide consulting services in the area of network marketing for any other entity. It shall not be a violation of this Agreement for the Consultant to provide consulting services of any other nature or to manage personal investments so long as such activities do not significantly interfere with the performance of Consultant’s and Hail’s responsibilities under this Agreement. Further, it shall not be a violation of this Agreement for Hail to continue his relationship with and to serve on the board of directors of Prepaid Legal, Inc.

4. Independent Contractor. During the Consulting Period (and any renewal(s) thereof), Consultant shall be retained by the Company as an independent contractor and Consultant’s employee Hail shall not be an “associate” or “employee” of the Company for any purpose. During the Consulting Period (and any renewal(s) thereof), Consultant shall hold itself out as an independent contractor and Hail shall hold himself out as an employee of Consultant and not as an “associate” or “employee” of the Company. Accordingly, the Company shall not pay or withhold federal and state income, withholding and employment taxes from the fees to be paid Consultant hereunder unless otherwise required by applicable law and regulations. Consultant shall be solely responsible for and shall pay or withhold all of such taxes for any salary it pays Hail as its employee.

5. Compensation.

(a) Consulting Fee

(i) In consideration for the performance of the Consultant’s duties described in Section 3 hereof, during the Consulting Period (and any renewal(s) thereof), the Company shall pay to the Consultant, on a monthly basis, a fee (the “Consulting Fee”) in the amount of Five thousand Dollars ($5,000).

(ii) Expenses. Consultant shall be entitled to receive reimbursement for reasonable business and travel expenses incurred by Hail for the benefit of the Company, provided that such expenses must be approved by the Chief Executive Officer of the Company in advance of the date incurred. Hail shall have the discretion of electing to travel by any means he chooses; however, Chief Executive Officer of the Company shall not be required to approve nor the Company reimburse Consultant more than the costs of such travel (including transportation, lodging and meals) in excess of the cost of such travel if the means of transportation used by Hail was a round-trip first class airline ticket to the destination at which the consulting services connected with the travel are performed.

6. Termination. This Agreement shall terminate automatically at the end of the initial Consulting Period (or any renewal(s) thereof) and upon the Consultant’s dissolution or insolvency or upon Hail’s death..

7. Obligations of Company Upon Termination. If the Agreement is terminated during the Consulting Period (or any renewal(s) thereof) as provided in Section 6 above, this Agreement shall terminate without further obligations to the Consultant other than the obligation to pay any Consulting Fee and approved, but unreimbursed expenses accrued and unpaid through such date of termination (such amounts are referred to hereinafter as “Accrued Obligations”). All such Accrued Obligations shall be paid to the Consultant in a lump sum in cash within thirty (30) days of the date of termination.

8. Right to Offset. The Company’s obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder may be affected, reduced or eliminated by any justified set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Consultant or Hail. Such justified set-off, counterclaim, recoupment, defense or other claim shall be based on serious and meritorious grounds as determined by the Company. Prior to the Company exercising its right to off-set as provided under this Section 8, the Company shall notify the Consultant of the grounds for the Company exercising such right or taking such action.

9. Confidential Information. The Consultant and its employees, including Hail, shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, trade secrets, knowledge or data relating to the Company and its respective businesses (the “Protected Information”), which shall have been obtained by the Consultant during the term of this Agreement, and which shall not be or become public knowledge. After termination of this Agreement, the Consultant and its employees, including Hail, shall not, without the prior written consent of the Company, communicate or divulge any such Protected Information to anyone other than the Company and those designated by it.

10. Litigation Costs. If any legal action or other proceeding (including arbitration) is brought for the enforcement of this Agreement, the successful or prevailing party in whose favor judgment is entered shall be entitled to recover reasonable attorneys, fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

11. Successors and Binding Effect.

(a) Assignment. This Agreement is personal to the Consultant and its employee Hail and, without prior written consent of the Company, shall not be assignable by the Consultant.

(b) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective personal or legal representatives, executors, administrators, successors, heirs, assigns, distributees, devisees and legatees.

12. Miscellaneous.

(a) Construction. This Agreement is intended to be interpreted, construed and enforced in accordance with the laws of the State of Oklahoma.

(b) Headings. The captions of this Agreement are not part of the provisions hereof and shall have no force and effect.

(c) Amendment. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors or assigns.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other parties or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Consultant:

TVC, Inc.
John W. Hail
4444 N. Classen Blvd
Oklahoma City, OK 73118

If to the Company:

AMS Health Sciences, Inc.
711 NE 39th Street
P.O. Box 12940
Oklahoma City, OK 73157
Attn: Jerry W. Grizzle

or such other address as the parties shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee unless otherwise specifically provided in this Agreement.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(f) No Waiver. The Company’s failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

(g) Entire Agreement. This Agreement contains the entire understanding of the Company and the Consultant with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Consultant has hereunto set his hand and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

“CONSULTANT”	TVC, INC.
By: /S/ John W. Hail.

“COMPANY”	AMS HEALTH SCIENCES, INC.
By: /S/ Jerry W. Grizzle.
Jerry W. Grizzle, President and Chief Executive Officer